Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in The Kroger Co.'s Registration Statement No. 333-265130 on Form S-3 of our reports dated April 22, 2024, relating to the financial statements of Albertsons Companies, Inc. and the effectiveness of Albertsons Companies, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Albertsons Companies, Inc. for the year ended February 24, 2024.

/s/ Deloitte & Touche LLP

Boise, Idaho

August 19, 2024